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                                                                   Exhibit 23(a)
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses of the Polaris Variable Annuity, Polaris Platinum II Variable Annuity, Polaris Protector Variable Annuity and WM Diversified Strategies Variable Annuity, which constitute part of this Registration Statement on Form S-3, of our report dated February 11, 2003 appearing on page F-2 of AIG SunAmerica Life Assurance Company's (formerly, Anchor National Life Insurance Company) Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated March 31, 2003, relating to the financial statements of Variable Separate Account of AIG SunAmerica Life Assurance Company in such Prospectuses. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectuses.



PricewaterhouseCoopers LLP
Los Angeles, California
April 17, 2003